UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53912	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 14, 2021, Michael A. Racusin was appointed General Counsel and Corporate Secretary of Hartman Short Term Income Properties XX, Inc. (the “Company”).

Biographical Information with respect to Mr. Racusin is provided below

Michael A. Racusin, age 40, has served as our General Counsel and Corporate Secretary since May 2021. In this capacity, Mr. Racusin manages our in-house legal department and is responsible for all legal matters affecting our company and its affiliates.

Prior to joining the Company in May 2021, Mr. Racusin served as General Counsel and Corporate Secretary of Luby's Inc., a publicly traded restaurant and food service company, where he also held positions as Associate General Counsel and Asst. Secretary since 2006. Mr. Racusin also co-founded and served as Chief Information Officer and General Counsel of EnergyFunders.com, the world’s first crowdfunding platform for energy projects. Mr. Racusin is a licensed member of the State Bar of Texas. Mr. Racusin earned a Bachelor of Arts from University of Texas at Austin and a Juris Doctor degree from University of Houston Law Center.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: May 19, 2021	By:	/s/ Allen R. Hartman
Allen R. Hartman,
Chairman of the Board, Chief Executive Officer and President